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                                                                Exhibit 23(a)



                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to The Timken Company Long-Term Incentive Plan of our report dated February 1, 1996, with respect to the consolidated financial statements and schedule of The Timken Company included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                Ernst & Young LLP



Canton, Ohio
April 15, 1996